Exhibit 99.3

PMC Employee Q&A

OVERVIEW QUESTIONS

GENERAL

Q1. What was announced yesterday? What are the terms of the deal?

A: Skyworks is buying PMC for $10.50 per share in an all-cash transaction, or about $2 billion overall. The boards of directors of both companies have approved the transaction. The agreement is subject to regulatory approvals in various jurisdictions, customary closing conditions and the approval of PMC’s stockholders. The two companies will operate as separate entities until the closing, which is expected to occur in the first half of calendar 2016.

Q2. Who is Skyworks?

A: Skyworks Solutions, Inc. is an innovator of analog semiconductors that are linking people, places, and things spanning a number of new and previously unimagined applications within automotive, broadband, cellular infrastructure, the connected home, industrial, medical, military, smartphone, tablet and wearable markets.

Headquartered in Woburn, Massachusetts, Skyworks is a global company with engineering, marketing, operations, sales, and service facilities located throughout Asia, Europe and North America. Skyworks is a very strong and successful company that has grown rapidly and profitably.

Q3. Where is Skyworks located?

A: Skyworks is headquartered in Woburn MA, and has facilities in Adamstown MD, Andover MA, Greensboro NC, Cedar Rapids IA, Irvine CA, Newbury Park CA, San Diego CA, Santa Clara CA, Ottawa Ontario and Mexicali Mexico.

Q4. Why are Skyworks and PMC entering into this agreement?

A: By joining forces with Skyworks, we are able to realize our vision of transforming the broader communications landscape through unparalleled product breadth and operational scale. We could not have found a better partner with Skyworks, given their deep global sales channels, leadership applications support and world class supply chain. Together, we plan to develop a wider range of leading-edge solutions for our customers, target new growth vectors and enable some of the most exciting networking and storage platforms in the world, while delivering immediate value for our shareholders.

Q5. It seemed like PMC was well positioned to grow independently. Why are we selling the company now?

A: While we remain well positioned in our end markets and with key customers, and are confident in future growth, the agreement will yield benefits through increased scale and greater depth across our end markets. The combined company will also have greater relevance to key customers due to a broader and deeper portfolio of products.

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Q6. How did this transaction evolve? Were there any other companies interested in acquiring us?

A: PMC has a responsibility to consider all proposals that could create meaningful shareholder value, and after careful deliberation our Board of Directors decided it was in the best interests of the company and our stockholders to enter into this transaction. More details about the transaction process may be found in our proxy statement, which will be filed with the SEC and available prior to the stockholder vote.

Q7. When will the transaction be completed?

A: The agreement is subject to customary closing conditions, including receipt of regulatory approvals and PMC stockholder approval. The two companies will operate as separate entities until the closing, which is expected to occur in the first half of calendar 2016.

Q8. What are the plans to integrate the two companies?

A: A joint integration task force, led by senior management and including representatives of both companies, will be formed to begin planning for the closing of the transaction and managing the details of integrating PMC and Skyworks. The integration team will communicate periodically about progress.

Q9. What can we expect in the interim?

A: We need to operate our business as usual. Until the transaction is approved by stockholders and regulators and has closed, we will continue to operate independently from Skyworks. It’s vitally important for all of us to remain focused on the work at hand and deliver on our commitments to our customers and stockholders.

As we go forward, PMC will file a proxy statement and hold a stockholder meeting to approve the transaction, and the two companies will pursue regulatory approvals in the U.S. and other countries, and prepare for the integration.

Q10. What should I do if I receive a question from the media?

A: If you receive an inquiry, please direct them to Kim Mason in Corporate Marketing.

Q11. What can I communicate to customers?

A: All communications with customers are being coordinated through David Fein. Any exception to this should be discussed with your manager and approved by David Fein. We have prepared communication documents, including a news release, a presentation discussing overall rationales and benefits, and letters for customers, suppliers and partners. These documents provide information that you can share with customers, suppliers and partners if you are authorized to communicate. It’s important that you closely follow the prepared documents so that we convey consistent messages and emphasize that we will operate the business as usual until closing.

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ORGANIZATION STRUCTURE

Q12. How will engineering, sales, marketing, operations and other functions be integrated into Skyworks? Will the organization structure change?

A: Until the closing, there are no expected changes to PMC’s organizational structure beyond those already announced. Upon the closing of the transaction, PMC will become a wholly owned subsidiary of Skyworks, which will continue to be led by CEO David Aldrich. More information will be communicated as the integration team works through the process.

Q13. Will the PMC executive team be part of the combined company after the closing?

A: It is still too early to discuss management composition or organization. This will be worked through by the integration team over the coming months.

Q14. What will happen to PMC facilities around the world?

A: The integration planning team will develop recommendations, if any, regarding changes to our geographic footprint.

COMPENSATION & BENEFITS

Q15. What happens to compensation and benefits for PMC employees?

A: PMC compensation, severance and benefits will remain fully in place until the transaction closes, subject to their normal terms and changes. We will provide further communications regarding the parties’ agreement with respect to compensation and benefits in the coming weeks.

Q16. How can I learn more about Skyworks’s benefits programs?

A: Skyworks will provide you with information about its benefit programs and the transition to its benefit programs at the appropriate time.

Q17. What will happen to my existing PMC RSUs and stock options? When can I sell my RSUs or exercise my stock options?

A: Between now and closing, any shares you received from the vesting of RSUs or that you purchased under the ESPP can be sold and you can exercise any vested stock subject to PMC’s current policies. Until the transaction closes, RSUs and stock options continue to vest in accordance with their original vesting schedules.

On the date the transaction closes,

•	unvested RSUs, unvested stock options and underwater vested stock options (i.e., stock options with an exercise price equal to or greater than $10.50) will be converted into Skyworks RSUs or stock options, respectively, with the same terms, including vesting, as the original grant, except that the number of shares covered by the award and, in the case of stock options, the exercise price, will be adjusted to account for the companies’ different trading prices and maintain the value of the awards at the time of conversion;

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•	vested stock options (other than vested underwater stock options) will be cashed out and canceled. After the closing, the holder of each such vested stock option will receive an amount equal to the difference between $10.50 and the exercise price of the stock option, multiplied by the number of shares of PMC stock for which the option was exercisable, less any amount required to be withheld;

•	vested RSUs will be cashed out and canceled. At the closing, the holder of each vested RSU will receive an amount equal to $10.50, multiplied by the number of shares of PMC stock subject to such RSU, less any amount required to be withheld; and

•	RSUs that are subject to performance-based vesting will be treated as unvested RSUs (above), assuming achievement of target-level performance with respect to each performance period, performance cycle or measurement cycle applicable thereto, and will thereafter be subject to time-based vesting.

•	The treatment of options and RSUs may be different outside the United States, to take into account local laws.

Q18. The price to be paid for PMC stock in the transaction is $10.50 per share. Why is PMC currently trading at a lower price?

A: PMC’s current stock price takes into account a number of market factors, including investors’ expectations of the amount of time it will take to close the transaction.

EMPLOYEE IMPACT

Q19. Will we follow the usual performance management process? Will there be an opportunity for raises or promotions? Will I still be eligible for a 2015 bonus to be paid in 2016?

A: Between now and closing, PMC’s bonus program and performance management process will continue in the ordinary course of business as before. There generally will be opportunities for raises and promotions as normal. As is customary, our practice for making stock awards may be limited in certain respects by the pending transaction.

Q20. Will there be any layoffs as a result of the agreement?

A: Prior to closing, PMC will continue to conduct business as usual and may make changes to our product line investments. Any such changes would be consistent with our normal planning process and not the result of the transaction. Upon closing, Skyworks will address areas of overlap or redundancy.

Q21. If an employee is terminated as a result of the agreement, will severance be provided and at what level?

A: PMC’s severance policies will continue to apply until the closing of the transaction. Skyworks will provide information regarding its severance policies in connection with preparations for the closing. Post-closing severance will be determined by policies in place after the closing but will give credit for years of service. (Severance policies may be different outside the United States, both before and after the closing.)

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Q22. Will hiring continue pending the closing of the transaction?

A: Yes. Prior to closing, PMC will continue to conduct business as usual which includes hiring according to business and headcount plans.

Q23. Where can I get more information?

A: PMC will hold all-employee meetings today at 9:30 a.m. and 9:00 p.m. to discuss the transaction and address common employee concerns. In addition, as more information is developed, it will be made available.

Q24. What if I have further questions?

A: Please speak with your manager or HR business partner.

Forward-Looking Statements

Certain statements made herein, including, for example, the expected date of closing of the merger and the potential benefits of the merger, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1965, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that could be instituted against PMC or its directors or Skyworks related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure of Skyworks to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those detailed in PMC’s Annual Report on Form 10-K for the year ended December 27, 2014 and our most recent quarterly report filed with the SEC and Skyworks’ Annual Report on Form 10-K for the year ended October 3, 2014 and its most recent quarterly report filed with the SEC. The forward-looking statements contained herein are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Important Additional Information to be Filed with the SEC

PMC plans to file with the SEC and mail to our stockholders a proxy statement in connection with the transaction. Additionally, PMC will file other relevant materials with the SEC in connection with the transaction. The proxy statement and other relevant materials will contain important information about PMC, Skyworks the transaction and related matters. Investors and security holders are urged to read the proxy statement and the other relevant materials carefully when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Investors and security holders will be able to obtain free copies of the proxy statement and relevant other documents filed with the SEC by PMC and Skyworks through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement and the other relevant documents filed with the SEC by PMC from PMC by contacting Joel Achramowicz at (408) 239-8630.

PMC and Skyworks, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding PMC’s directors and executive officers is contained in PMC’s Form 10-K for the year ended December 27, 2014 and our proxy statement dated March 20, 2015, which are filed with the SEC. Information regarding Skyworks’ directors and executive officers is contained in Skyworks’ Form 10-K for the year ended October 3, 2014 and its proxy statement dated April 8, 2015. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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